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                                                                     Exhibit 5.1


                            FOLEY, HOAG & ELIOT LLP
                            One Post Office Square
                       Boston, Massachusetts 02109-2170
                           Telephone: (617) 832-1000
                           Facsimile: (617) 832-7000
                                 Telex 940693
                              http://www.fhe.com


                                    May 12, 1997

WHITE PINE SOFTWARE, INC.
542 Amherst Street
Nashua, New Hampshire 03063

Ladies and Gentlemen:

  We have acted as counsel for White Pine Software, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offering by the Company of 100,000 shares (the "Shares") of its Common Stock, $0.01 par value, issuable pursuant to the White Pine Software, Inc. 1996 Employee Stock Purchase Plan (the "Plan").

  In arriving at the opinions expressed below, we have examined and relied on the following documents:

      (i)    the Registration Statement;

      (ii)   the Plan;

      (iii) the Amended and Restated Certificate of Incorporation of the Company;

      (iv)   the By-Laws of the Company, as amended as of the date hereof; and

      (v) the records of meetings and consents of the Board of Directors and stockholders of the Company provided to us by the Company.

In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such other records, documents and instruments of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

  We express no opinion other than as to the General Corporation Law of the State of Delaware.
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WHITE PINE SOFTWARE, INC.
May 12, 1997
Page Two


       Based upon the foregoing, we are of the opinion that:

  1. The Company has the corporate power necessary for the issuance of the Shares under the Plan, as contemplated by the Registration Statement.

  2. The Shares have been duly authorized and, when issued against payment of the agreed consideration therefor in accordance with the respective exercise prices therefor as described in the Plan, will be validly issued, fully paid and non-assessable.

       We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                    Very truly yours,

                                    FOLEY, HOAG & ELIOT LLP

                                    By  /s/ Mark L. Johnson
                                        ---------------------------------
                                        A Partner